EXHIBIT 10.1

                                                             EXECUTION COPY






          AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                     OF

                 GOLDMAN SACHS GLOBAL TACTICAL TRADING, LLC

                        DATED AS OF JANUARY 1, 2006


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                             TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I        Formation and Name..........................................1

ARTICLE II       Registered Office...........................................2

ARTICLE III      Business....................................................2

ARTICLE IV       General Provisions..........................................2

   Section 4.01   Term.......................................................2
   Section 4.02   Dissolution................................................3
   Section 4.03   Fiscal Year................................................4
   Section 4.04   Net Assets; Valuation......................................4
   Section 4.05   Management Fees............................................5

ARTICLE V        Capital Contributions and Units of Limited Liability
                 Company Interest............................................5

   Section 5.01   Contribution of the Managing Member........................5
   Section 5.02   Issuance of Units..........................................5
   Section 5.03   Limited Liability of Members...............................6
   Section 5.04   Continuous Offering........................................6
   Section 5.05   Treatment of Subscription Proceeds.........................6
   Section 5.06   Compliance with Applicable Law.............................6
   Section 5.07   Termination of Offering....................................6
   Section 5.08   Return of Member's Capital Contribution....................6
   Section 5.09   Adjustment to Number of Units Issued.......................6

ARTICLE VI       Allocation Of Profits and Losses............................7

   Section 6.01   Definitions................................................7
   Section 6.02   Capital Accounts...........................................7
   Section 6.03   NAV of a Series and of Units...............................8
   Section 6.04   Membership Percentages.....................................8
   Section 6.05   Allocation of Net Capital Appreciation or Net Capital
                  Depreciation...............................................8
   Section 6.06   Allocation of Profit and Loss for Federal Income Tax
                  Purposes...................................................9

ARTICLE VII      Management of the Company..................................10

   Section 7.01   Duties....................................................10
   Section 7.02   Trading Policies..........................................11
   Section 7.03   Books and Records.........................................11
   Section 7.04   Managing Member's Activities..............................11
   Section 7.05   Managing Member's Authority...............................11
   Section 7.06   Liability of the Managing Member..........................11
   Section 7.07   Expenses..................................................12
   Section 7.08   Distributions.............................................12

ARTICLE VIII     Audits and Reports to Members..............................12

ARTICLE IX       Assignability and Redemption of Units......................12

   Section 9.01   Assignability.............................................12
   Section 9.02   Redemptions...............................................12
   Section 9.03   Limitations on Redemptions................................14

ARTICLE X        Special Power of Attorney..................................15


ARTICLE XI       Withdrawal of a Member.....................................15

   Section 11.01  Withdrawal of a Managing Member...........................15
   Section 11.02  Withdrawal of a Non-Managing Member.......................16
   Section 11.03  Replacement of the Managing Member........................16

ARTICLE XII      No Personal Liability for Return of Capital................16

ARTICLE XIII     Indemnification............................................16

ARTICLE XIV      Amendments; Meetings.......................................17

   Section 14.01  Amendments................................................17
   Section 14.02  Meetings..................................................17

ARTICLE XV       Access to Company Records..................................18

ARTICLE XVI      Governing Law..............................................18

ARTICLE XVII     Miscellaneous..............................................18

   Section 17.01  Priority Among Non-Managing Members.......................18
   Section 17.02  Each Interest in the Company is a Security................18
   Section 17.03  Notices...................................................18
   Section 17.04  Binding Effect............................................18
   Section 17.05  Captions..................................................19

        AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

                 GOLDMAN SACHS GLOBAL TACTICAL TRADING, LLC

                        Dated as of January 1, 2006

          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement"), effective as of January 1, 2006, by and between Goldman Sachs Hedge Fund Strategies LLC, a limited liability company formed under the laws of the State of Delaware (the "Managing Member"), and each other party who shall execute this Agreement, whether in counterpart, by separate instrument, power of attorney or otherwise as a member (collectively, "Non-Managing Members") (the Managing Member and the Non-Managing Members being collectively referred to herein as the "Members").

                                 ARTICLE I

                             Formation and Name

          Certain of the parties hereto formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The name of the limited partnership was The Directors Fund Limited Partnership (the "Partnership"). Pursuant to the Partnership Act and the Delaware Limited Liability Company Act (the "Act"), the Partnership was converted into a limited liability company named Goldman Sachs Global Tactical Trading, LLC (the "Company") upon the filing of a Certificate of Conversion and Certificate of Formation with the Secretary of State of the State of Delaware. Pursuant to the Seventh Amended and Restated Limited Partnership Agreement of the Partnership (the "Partnership Agreement"), the Partnership Agreement has been amended and restated in its entirety by this Agreement. In connection with the conversion, each Class B Unit (as defined in the Partnership Agreement) of the Partnership was converted into ten Units (as defined below) of the Company.

          The Managing Member may, without the approval of the Non-Managing Members, change the name of the Company. The Managing Member shall execute all such instruments and shall execute, file, record and publish as appropriate such amendments, assumed name certificates, and other documents and do any and all other acts and things as are or become necessary or advisable as required by the Act or otherwise as determined by the Managing Member. Each Non-Managing Member hereby undertakes, in addition to the Power of Attorney provided pursuant to Article 10 hereof, to cooperate with the Managing Member in, and furnish the Managing Member with all information necessary for the Managing Member to proceed with the filing, recording or publishing of such documents as the Managing Member may request.

                                ARTICLE II

                             Registered Office

          The address of the Managing Member and the Company's principal office shall be at 701 Mount Lucas Road, Princeton, New Jersey 08540, or such other place as the Managing Member may designate from time to time.

                                ARTICLE III

                                  Business

          The objective of the Company is to seek attractive long-term risk adjusted returns by allocating its assets (directly or through other entities) to, or investing in entities managed by, independent investment managers (collectively, the "Advisors") that employ strategies primarily within the tactical trading sector. The Advisors utilize a broad range of alternative investment strategies to invest the Company's assets in a diversified portfolio composed primarily of futures contracts, forward contracts, physical commodities, options on futures and on physical commodities and other derivative contracts on foreign currencies, financial instruments, stock indices, and other financial market indices, metals, grains and agricultural products, petroleum and petroleum derivatives, livestock and meats, oil seeds, tropical products and softs (collectively, "Futures"). The Company also engages, directly or indirectly, in the speculative trading of securities, including, but not limited to, equity and debt securities and options, high yield securities, emerging market securities and other security interests (collectively, "Securities"). All speculative trading on behalf of the Company is conducted by the Advisors. Those Advisors that trade Securities may do so on a cash basis or using options. Certain Advisors may utilize other investment media, such as swaps and other derivatives (collectively, "Other Investments"). The Advisors generally trade Futures and Securities on behalf of the Company on commodities and securities exchanges worldwide as well as in the interbank foreign currency forward market and various other over-the-counter markets. The Company will, directly or indirectly, allocate its assets to Advisors
(i) pursuant to discretionary investment management agreements, (ii) through investments in investment funds, or (iii) through investments in separate limited liability companies or other entities managed or formed by the Managing Member or one of its affiliates.

                                ARTICLE IV

                             General Provisions

          Section 4.01 Term. The term of the Company commenced upon the filing of the Certificate of Formation in the office of the County Clerk in the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2019; (ii) a vote of the majority of the Non-Managing Members pursuant to Section 4.02(a); (iii) the withdrawal, insolvency, or dissolution of the Managing Member (unless a new managing member has been substituted pursuant to Section 11.03); or (iv) the occurrence of any event which shall make it unlawful for the existence of the Company to be continued.

          Section 4.02  Dissolution.
                        -----------

          (a)  Dissolution of the Company by the Non-Managing Members.

               (i)  For purposes of this Agreement:

                    (A) The term "Meeting Request" shall mean a written request from Non-Managing Members holding (as of the date of such request) at least 20% of the voting power, based on net asset value ("NAV"), of the outstanding Units (excluding for purposes of calculating such percentage any Units held by the Managing Member and any affiliate or employee of the Managing Member or Goldman, Sachs & Co. (collectively, the "Managing Member Units")) to the Managing Member requesting that the Managing Member call a meeting for the purpose of dissolving the Company.

                    (B) The term "Dissolution Record Date" shall mean with respect to a meeting at which the dissolution of the Company is to be considered, a date selected by the Managing Member, which is no later than 15 days following the date on which the Managing Member receives a Meeting Request.

               (ii) Upon the written request of one or more Non-Managing Members holding at least 1% of the voting power, based on NAV, of the outstanding Units (excluding for purposes of calculating such percentage the Managing Member Units), solely for purposes of soliciting other Non-Managing Members in connection with making a Meeting Request, the Managing Member shall use commercially reasonable efforts to send to all other Non-Managing Members a solicitation to make a Meeting Request, subject to the Managing Member's right to impose reasonable conditions upon any such solicitation.

               (iii) Upon receipt by the Managing Member of a Meeting Request, the Managing Member shall set a Dissolution Record Date and shall schedule a meeting of the Members for no later than 60 days after the Dissolution Record Date for the purpose of voting on the dissolution of the Company (such meeting, the "Dissolution Meeting"). The quorum for such meeting shall require attendance, in person or by proxy, of Non-Managing Members holding at least a majority of the voting power, based on NAV, of the outstanding Units (excluding for purposes of calculating such percentage the Managing Member Units) as of the Dissolution Record Date. If a quorum is not achieved for the meeting, the meeting shall be cancelled and no vote shall be held. The dissolution of the Company by the Non-Managing Members may only be voted upon at a meeting properly called in accordance with this Section 4.02(a) and will be approved only upon the affirmative vote of Non-Managing Members holding at least a majority of the voting power, based on NAV, of the outstanding Units (excluding for purposes of calculating such percentage the Managing Member Units).

               (iv) In the event of an affirmative vote in favor of dissolution of the Company, (A) the Managing Member shall seek to liquidate the Company as soon as reasonably practicable (including by submitting redemption requests to Portfolio Funds and Portfolio Companies within 30 days of such vote), and (B) the Company shall be dissolved and terminated in accordance with the provisions of Section 4.02(b).

               (v) On or prior to August 25, 2006, the Managing Member may, in its sole discretion, amend, delete or waive any of the provisions relating to the dissolution of the Company by the Non-Managing Members described in this Section 4.02(a); provided that, if the Managing Member has received a written request from one or more Non-Managing Members representing at least 1% of the voting power, based on NAV, of the outstanding Units (excluding for purposes of calculating such percentage the Managing Member Units) to facilitate the solicitation of other Non-Managing Members in connection with making a Meeting Request or has received a Meeting Request in accordance with paragraphs (ii) or (iii) above, any such amendment, deletion or waiver shall not become effective until the earliest of the date on which (A) the solicitations to make such Meeting Request have been terminated or have expired in accordance with such conditions as have been attached by the Managing Member to the said solicitations pursuant to paragraph (ii) above, or (B) the Dissolution Meeting referred to in such Meeting Request has been held and there were insufficient votes to dissolve the Company or cancelled for lack of a quorum pursuant to paragraph (iii) above. Notwithstanding anything in the foregoing to the contrary, the Managing Member may amend or waive any of the provisions relating to the dissolution of the Company described in this
Section 4.02(a) at any time in its sole discretion, so long as such amendment or waiver does not adversely affect the right of the Non-Managing Members to dissolve the Company. If the Managing Member makes any permitted amendment, deletion or waiver, it will give written notice thereof to the Non-Managing Members following such amendment, deletion or waiver.

          (b) Dissolution. Upon the occurrence of an event causing the termination of the Company, the Company shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Company's assets shall be effected as soon as practicable in accordance with the Act. The Managing Member and each Non-Managing Member shall share in the assets of the Company pro rata in accordance with such Member's respective interests in the Company (determined on the basis of the capital accounts established as set forth in this Agreement), less any amount owing by such Member to the Company.

          Section 4.03 Fiscal Year. The fiscal year of the Company shall be determined by the Managing Member in accordance with the requirements of the Internal Revenue Code, as amended (the "Code").

          Section 4.04 Net Assets; Valuation. The net assets ("Net Assets") of the Company are its assets less its liabilities determined in accordance with United States generally accepted accounting principles consistently applied, including any unrealized profits and losses on open Futures, Securities and Other Investments (Futures, Securities and other Investments being collectively referred to herein as "Instruments"). The market value of an Instrument traded on a United States or foreign exchange shall be based upon the settlement price reported by such exchange for the relevant valuation date; provided, that if an Instrument could not be liquidated for any reason on the day with respect to which Net Assets are being determined, the settlement price shall be either the settlement price determined on the last day on which the Instrument could be liquidated, or such other value as the Managing Member may deem fair and reasonable. The market value of an Instrument not traded on a United States or foreign exchange shall be its market value as determined by the Managing Member on a basis consistently applied.

          Section 4.05 Management Fees. In consideration for services rendered as Managing Member of the Company, the Company hereby agrees to pay to the Managing Member, in arrears, a monthly management fee based on the Net Assets of the Company as of each month end, appropriately adjusted to reflect capital appreciation or depreciation and any subscriptions or redemptions. For purposes of determining the management fee, Net Assets shall not be reduced to reflect any accrued Incentive Allocation (as defined in Section 6.05(b)(i)), including any Incentive Allocation that is allocated to the Incentive Allocation Account (as defined in Section 6.02(b)) as of such date. The management fee rate for each series of Units will be the rate as set forth in the Company's most recent applicable Confidential Private Placement Memorandum (as amended or supplemented from time to time, the "Memorandum") for Units.

                                 ARTICLE V

                     Capital Contributions and Units of
                     Limited Liability Company Interest

          Section 5.01 Contribution of the Managing Member. The Managing Member will contribute to the Company such services and/or cash as it may determine in its sole discretion from time to time.

          Section 5.02 Issuance of Units. Interests in the Company, other than those of the Managing Member, shall be evidenced by Units and may be evidenced by different classes or series of Units as determined by the Managing Member in its sole discretion. The Company may, but is not required to, continue to offer Units pursuant to the Memorandum as of the beginning of any calendar quarter or at such other time as the Managing Member, in its sole discretion, determines to offer Units; provided, that such offer and any related sales do not conflict with the exemptions from registration for non-public offerings under the Securities Act of 1933, as amended. The Managing Member on behalf of the Company shall issue Units to persons desiring to become Non-Managing Members; provided that such persons are determined by the Managing Member to meet the criteria for subscribers in each series of Units as set forth in the Memorandum; and provided further, that their subscriptions for Units are accepted by the Managing Member, which acceptance the Managing Member may withhold in its sole discretion. The minimum subscription for Units shall be as set forth in the Memorandum or such other amount as the Managing Member may determine from time to time in its sole discretion. Capital contributions to the Company shall be made upon execution and acknowledgment of subscription documents in form and substance satisfactory to the Managing Member. Each newly accepted Member shall contribute to the capital of the Company either cash or other property acceptable to the Managing Member in its sole discretion equal to $100 per Unit. Notwithstanding the foregoing, the Managing Member may issue additional Units of an existing series or Units of a new series at a purchase price other than $100 per Unit, provided that any such issuance does not have a material adverse effect on the NAV or Prior High NAV (as defined in Section 6.05) of Units of any Member. At the end of each fiscal year, any issued and outstanding series of Units that is at or above its Prior High NAV per Unit (other than the series of Units issued in connection with the initial offering of Units (the "Initial Series")) will be exchanged (after payment of the management fee, the administration fee and any Incentive Allocation (as defined in Section 6.05) to the Managing Member) into Units of the Initial Series (or if the Initial Series is not at or above its Prior High NAV per Unit, the next offered series that is at or above its Prior High NAV) at the prevailing NAV per Unit of such series.

          Section 5.03 Limited Liability of Members. Each Unit, when purchased by a Member, shall be fully paid and non-assessable. No Member shall be liable for the Company's obligations in excess of such Member's unredeemed capital contribution and his share of undistributed profits, if any. No additional contributions of capital or property are or shall be required of any Member during the term of the Company. The Company shall not make a claim against a Member with respect to amounts distributed to such Member or amounts received by such Member upon redemption for Units unless the assets of the Company are insufficient to discharge liabilities of the Company that arose before the payment of such amounts.

          Section 5.04 Continuous Offering. The Managing Member may, at any time and from time to time in its sole discretion, elect to raise additional capital for the Company from Non-Managing Members and from new subscribers on such terms and conditions as may be determined by the Managing Member in its sole discretion.

          Section 5.05 Treatment of Subscription Proceeds. Subscription funds received by the Managing Member prior to the acceptance of such subscriber as a Non-Managing Member or prior to the first business day of the month shall be placed in an escrow account and shall not be contributed to the capital of the Company prior to the later of the Managing Member's acceptance of the subscription or the first business day of the month. If the subscription is accepted by the Managing Member, the proceeds thereof shall be contributed to the capital of the Company. A subscriber for Units during any offering of Units shall become a Non-Managing Member when such subscriber's admission to the Company is reflected in the records of the Company, or otherwise as provided in the Act. All interest earned on subscriptions while held in escrow, will be paid to the Managing Member.

          Section 5.06 Compliance with Applicable Law. In connection with the Company's continuous offering of Units as described in the Memorandum, the Managing Member, on behalf of the Company, shall comply with all applicable laws, rules and regulations.

          Section 5.07 Termination of Offering. The Managing Member, in its sole discretion, is authorized at any time, to terminate and discontinue any offering of Units, in whole or in part or in respect of any particular jurisdiction.

          Section 5.08 Return of Member's Capital Contribution. Except to the extent that a Non-Managing Member shall have the right to withdraw capital through redemption of Units pursuant to the terms of this Agreement, no Non-Managing Member shall have any right to demand the return of his capital contribution or any profits added thereto, except, to the extent available, upon termination and dissolution of the Company. In no event shall a Non-Managing Member be entitled to demand to receive property other than cash.

          Section 5.09 Adjustment to Number of Units Issued. If at any time the Managing Member determines, in its sole discretion, that an incorrect number of Units was issued to a Member because the NAV in effect on the date of issuance was materially incorrect, the Company will adjust such Member's Units by increasing or decreasing them, as appropriate, to such number of Units as would have been issued at the correct NAV.

                                ARTICLE VI

                      Allocation Of Profits and Losses

          Section 6.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires:

          (a) The term "Accounting Period" shall mean the following periods: The initial Accounting Period commenced upon the commencement of operations of the Company. Each subsequent Accounting Period shall commence immediately after the close of the preceding Accounting Period. Each Accounting Period hereunder shall close at the close of business on the first to occur of (i) the last day of each calendar month, (ii) the last day of each fiscal year of the Company, (iii) the date immediately prior to the effective date of the admission of a new Member pursuant to Section 5.02, (iv) the date immediately prior to the effective date of an additional Capital Contribution, or (v) the date immediately prior to the effective date of any redemption or complete withdrawal pursuant to Article 9 or Article 11 hereof. The final Accounting Period shall end on the date the Company dissolves.

          (b) The term "Net Capital Appreciation" refers to the increase in the value of the Company's Net Assets, including realized and unrealized gains, from the beginning of each accounting period to the end of such accounting period (net of all Company expenses, including accrued management fees and administration fees, but before giving effect to capital contributions, distributions and withdrawals), and with respect to any fiscal year of the Company or other period used to determine the Incentive Allocation, refers to aggregate Net Capital Appreciation for such period less aggregate Net Capital Depreciation for such period.

          (c) The term "Net Capital Depreciation" refers to the decrease in the value of the Company's Net Assets, including realized and unrealized losses, from the beginning of each accounting period to the end of such accounting period (net of all Company expenses, including accrued management fees and administration fees, but before giving effect to capital contributions, distributions and withdrawals).

          Section 6.02  Capital Accounts.
                        ----------------

          (a) A separate Capital Account shall be established on the books of the Company for each Member with respect to each series of Units held by such Member. Each Member's Capital Account with respect to a series of Units shall equal the NAV of such series times the Member's Membership Percentage (as defined in Section 6.04) with respect to such series of Units.

          (b) The Managing Member shall have a separate Capital Account (the "Incentive Allocation Account"), which shall initially be equal to zero, and which shall be (A) increased by any Incentive Allocation at the time such Incentive Allocation is made, and (B) decreased to reflect the amount of any distributions made to the Managing Member in respect of such Incentive Allocation.

          Section 6.03  NAV of a Series and of Units.
                        ----------------------------

          (a) The NAV of each series of Units shall initially be an amount equal to the initial capital contributions with respect to such series. The NAV of a series shall be (i) increased to reflect any additional capital contributions pursuant to Section 5.02 in respect of such series, (ii) increased to reflect the Net Capital Appreciation of such series for each Accounting Period, (iii) decreased to reflect the redemption of any Units of such series pursuant to Section 9.02, (iv) decreased to reflect the amount of any distributions pursuant to Section 7.08 in respect of such series; (v) decreased for any Incentive Allocation pursuant to Section 6.05(b) in respect of such series; and (vi) decreased to reflect the Net Capital Depreciation of such series for each Accounting Period.

          (b) At the time of the conversion of any series of Units into Units of the Initial Series or any other series of Units pursuant to
Section 5.02, the NAV of the converted series of Units shall be reduced to zero, and the NAV of the series of Units into which such Units were converted shall be increased by the NAV of the converted series of Units immediately prior to the conversion.

          (c) The NAV per Unit of a series shall be equal to the NAV of such series divided by the number of outstanding Units of such series.

          Section 6.04 Membership Percentages. A Membership Percentage shall be determined for each Member for any given series of Units for each monthly period of the Company by dividing the number of Units owned by such Member within a given series by the aggregate number of outstanding Units of such series as of the beginning of such month. The aggregate Membership Percentages for each series of Units shall equal 100 percent.

          Section 6.05 Allocation of Net Capital Appreciation or Net Capital Depreciation.

          (a) Any Net Capital Appreciation or Net Capital Depreciation, as the case may be, for an Accounting Period shall be allocated among the different series of Units pro rata in accordance with the relative NAV of each series of Units at the beginning of such period (without reduction for any accrued and unallocated Incentive Allocation).

          (b) (i) At the end of each fiscal year of the Company, or at such other date during a fiscal year as of which the following determination is required pursuant to this Section 6.05, five percent (5%) of the amount by which the NAV of a series of Units (determined prior to any applicable Incentive Allocation accrual with respect to such series of Units and appropriately adjusted as determined by the Managing Member in its sole discretion for contributions, distributions and redemptions, but after giving effect to the allocation, pursuant to Section 6.05(a), of Net Capital Appreciation and Net Capital Depreciation for the period then ending) exceeds such series' Prior High NAV at such date shall be reallocated to the Incentive Allocation Account (the "Incentive Allocation"). The "Prior High NAV" with respect to a series of Units initially shall mean an amount equal to the NAV of such series as of the date of its initial issue. The new Prior High NAV with respect to a series of Units immediately following the end of any period for which an Incentive Allocation has been made with respect to such series shall be reset to equal the NAV of such series, unless the series is exchanged pursuant to
Section 5.02 into the Initial Series or another series, in which case the new Prior High NAV shall be reset to equal the NAV of the Initial Series or other series. If the NAV of such series at the end of any fiscal year of the Company, and such other date during a fiscal year as of which the determination of the Incentive Allocation is required pursuant to Section 6.05(c) is less than its Prior High NAV, the Prior High NAV of that series shall not change. The Prior High NAV for each series of Units shall be appropriately adjusted as determined by the Managing Member in its sole discretion to account for contributions, distributions and redemptions made with respect to such series of Units.

               (ii) The Incentive Allocation with respect to a series of Units accrues daily and the Company shall credit the Incentive Allocation Account as of December 31 of each year for the Incentive Allocation out of the Capital Accounts of the Members who hold Units of such series.

          (c) In the event that the Company is dissolved other than at the end of a fiscal year, or the effective date of a Member's redemption of Units is other than a fiscal year-end, then the Incentive Allocation described above shall be determined and made as if the date of such dissolution or redemption was a fiscal year-end (but only in respect of the Units being redeemed).

          (d) The Managing Member will make appropriate adjustments to the Capital Accounts and allocations in the event of intra-month subscriptions or redemptions or in the event of the creation of a series of Units with different fee or incentive-based compensation structures.

          (e) Notwithstanding anything to the contrary herein, to the extent that the Company invests in "New Issues" (as defined below), and there are  Non-Managing  Members  who are  restricted  persons  within  the meaning of the National Association of Securities Dealers, Inc. (the "NASD") Conduct Rule 2790 (the "NASD Rule"), investments in New Issues will be made through a special account and profits and losses attributable to New Issues will not be allocated to the Capital Accounts of Non-Managing Members who are restricted from participating in New Issues under the NASD Rule. One or more additional classes (or sub-classes) of Units may be created and offered only to those Non-Managing Members who are not restricted persons, and only those Non-Managing Members who are not restricted persons shall have any beneficial interest in such classes (or sub-classes). Notwithstanding anything in this Agreement to the contrary, the Managing Member shall have the right, without the consent of the Non-Managing Members, to make such amendments to this Agreement, and to take such other actions, as it deems advisable and appropriate, in its sole discretion, to implement the purposes of this Section 6.05(e). A "New Issue" is any equity securities of an initial public offering as described in the NASD Rule, or otherwise as such term may be interpreted from time to time under the then current rules of the NASD. Section 6.06 Allocation of Profit and Loss for Federal Income Tax Purposes. For each taxable year, items of income, deduction, gain, loss or credit actually recognized by the Company for federal income tax purposes shall be allocated for federal income tax purposes among the Members in such manner as to equitably reflect the amounts credited or debited to each Member's Capital Account for the current and prior taxable years (or relevant portions thereof). Allocations under this Section 6.06 shall be made by the Managing Member in accordance with the principles of Sections 704(b) and 704(c) of the Code and in conformity with applicable Treasury Regulations promulgated thereunder (including, without limitation, Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(4), 1.704-1(b)(4)(i) and 1.704-3(e)). Notwithstanding
the foregoing, the Managing Member in its sole discretion may adjust the allocation of items of Company taxable income, gain, loss and deduction among the Members as it shall deem to be equitable, and necessary or desirable.

          If, during or immediately following the end of a taxable year, any Non-Managing Member redeems all of its Units in the Company or the Managing Member withdraws any amount from its Incentive Allocation Account, and the Member would (absent this sentence) recognize gain or loss under
Section 731 of the Code as a result of such redemption or withdrawal, the Managing Member may, in its sole discretion, elect to specially allocate to such Member, for U.S. federal income tax purposes, any income and gain or loss and deduction (including short-term capital gain or loss) recognized by the Company during such taxable year, through and including the date of redemption or withdrawal, in an amount up to that amount of income and gain or loss and deduction which if so allocated would avoid the Member recognizing gain or loss on the redemption or withdrawal under Section 731 of the Code (ignoring for this purpose, in the sole discretion of the Managing Member, any adjustments that have been made to the tax basis of the redeeming Member's Units resulting from any transfers or assignment of the Units (other than the original issue of the Units), including by reason of death). Any such election by the Managing Member shall, to the extent reasonably practicable as determined by the Managing Member in its sole discretion, be applied on an equitable basis to all Members that redeem all of their Units during or immediately following the end of such taxable year.

                                ARTICLE VII

                         Management of the Company

          Section 7.01 Duties. The Managing Member, to the exclusion of all Non- Managing Members, shall conduct and manage the business of the Company. No Non-Managing Members shall have the power to represent, act or, sign for or bind the Managing Member or the Company. No Non-Managing Member shall be entitled to any salary, draw or other compensation from the Company on account of his investment in the Company. The Managing Member shall execute various documents on behalf of the Company and the Members pursuant to powers of attorney and supervise the liquidation of the Company if an event causing termination of the Company occurs. In the event that the Managing Member has been removed or liquidated or become bankrupt or insolvent, the majority of the Non-Managing Members may elect a representative to supervise the liquidation of the Company.

          In order to facilitate the foregoing, each Non-Managing Members shall, by his acceptance hereof, be deemed to execute a power of attorney as described in Article 10.

          The Managing Member is hereby authorized to perform all other duties imposed by Sections 6221 through 6233 of the Code as "tax matters partner" of the Company, including (but not limited to) the following: (a) the power to conduct all audits and other administrative proceedings with respect to Company tax items; (b) the power to extend the statute of limitations for all Non-Managing Members with respect to Company tax items;
(c) the power to file a petition with an appropriate federal court for review of a final Company administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service (the "Service") on behalf of, and binding upon, those Non-Managing Members having less than 1% interest in the Company unless a Non-Managing Member notifies the Service and the Managing Member that the Managing Member may not act on his behalf.

          Section 7.02 Trading Policies. The Managing Member shall require the Company to follow such trading policies as the Managing Member determines from time to time, in its sole discretion, are in the best interests of the Company.

          Section 7.03 Books and Records. The Managing Member shall keep at the principal office of the Company such books and records relating to the business of the Company as it deems necessary or advisable or as are required by the Commodity Exchange Act of 1974, as amended (the "CEA"), and the rules and regulations thereunder.

          Section 7.04 Managing Member's Activities. The Managing Member may take such actions as it deems necessary or desirable to manage the business of the Company including, but not limited to, the following: opening bank accounts; entering into advisory agreements with Advisors and brokerage agreements with brokers; paying, or authorizing the payment of, distributions to the Members and expenses of the Company such as profit share allocations, incentive or management fees (if any) to Advisors, brokerage commissions, transaction fees, selling commissions, service fees, legal and accounting fees, printing and reprinting fees and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Company not being utilized as margin deposits. The Managing Member shall devote such time to the Company's affairs as shall be required to effectively manage the business and affairs of the Company. The Managing Member may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity. The Managing Member may engage and compensate, on behalf of the Company and from Company funds, such persons, firms or corporations, including any person or entity affiliated with the Managing Member or any other person or entity, as the Managing Member in its sole judgment shall deem advisable for the conduct and operation of the business of the Company. The Managing Member may contract with any person or entity legally qualified to sell Units.

          Section 7.05 Managing Member's Authority. No person dealing with the Managing Member shall be required to determine the Managing Member's authority to make any undertaking on behalf of the Company, nor to determine any fact or circumstance bearing upon the existence of such authority.

          Section 7.06 Liability of the Managing Member. The Managing Member, its affiliates and their respective partners, members, employees, officers, directors, managing members, and shareholders shall not be liable, responsible, or accountable in damages or otherwise to the Company or to any of the Members, or their respective successors or assigns, except by reason of acts of, or omissions due to, gross negligence, misconduct or breach of its fiduciary obligation, and for not having acted in good faith in the reasonable belief that its actions were in, or not opposed to, the best interests of the Company. The Managing Member and its affiliates shall not be liable to the Company or any Non-Managing Member (or any assignee) for any actions entitled to indemnity within the scope of Article 13.

          Section 7.07 Expenses. The Company pays its ongoing administrative and offering expenses, including, but not limited to, custodial, legal, accounting, auditing, tax, printing, filing and reporting expenses, and any extraordinary expenses incurred from time to time.

          Section 7.08 Distributions. The Managing Member shall have sole discretion in determining what distributions (other than for redemption of Units), if any, the Company will make to its Members.

                               ARTICLE VIII

                       Audits and Reports to Members

          The Company books shall be audited annually by an independent certified public accountant selected by the Managing Member. The Managing Member shall calculate the Net Assets and Net Asset Value per Unit from time to time and shall make such information available to any Non-Managing Member upon request. The Company shall use reasonable efforts to cause each Member to receive: (i) as soon as possible after the close of each fiscal year such tax information with respect to the Company as is necessary for the Member to complete his federal income tax return; and (ii) such other annual, quarterly and monthly information as may be required by applicable laws, rules and regulations. No assurances can be given, however, that such information will be available by such date.

          In addition, if any of the following events occurs, notice of such event shall be mailed to each Non-Managing Member within 21 days after the occurrence of the event: (i) the withdrawal of the Managing Member; and
(ii) any change in the Company's fiscal year.

                                ARTICLE IX

                   Assignability and Redemption of Units

          Section 9.01 Assignability. Without the prior written consent of the Managing Member, which may be withheld in its sole and absolute discretion, with or without cause, a Non-Managing Member may not pledge, transfer or assign any of its Units in whole or in part to any person except by operation of law pursuant to the death, bankruptcy, dissolution, corporate reorganization or merger of a Member, nor substitute any other person as a Member. Any attempted pledge, transfer, assignment or substitution not made in accordance with this Section 9.01 will be void. No assignee or transferee shall become a substituted Non-Managing Member unless with the consent of the Managing Member, in its sole discretion and on such terms as the Managing Member may designate.

          Section 9.02 Redemptions. A Non-Managing Member may withdraw from the Company some or all of his capital contributions and undistributed profits, if any, as of the time immediately prior to the opening of business on each January 1, April 1, July 1 and October 1 (each, a "Redemption Date"). Redemptions will only be made if, at the time of such redemption (i) all liabilities, contingent or otherwise, of the Company, except any liability to Members on account of their capital contributions, have been paid or there remains property of the Company sufficient to pay them and (ii) the Managing Member shall have timely received written notice from the redeeming Non-Managing Member on or before the 60th day prior to the Valuation Date (as defined below) in respect of the redemption (unless such notice is waived by the Managing Member in its sole discretion). No partial redemption shall be permitted if thereafter the aggregate NAV of the remaining Units held by the redeeming Non-Managing Member would be less than $500,000, unless such limitation is waived by the Managing Member in its sole discretion. Notwithstanding the foregoing, the Managing Member may, in its sole discretion, expressly waive any or all of the foregoing conditions. The Managing Member may also, in its sole discretion, declare additional redemption dates (each, an "Additional Redemption Date") with respect to any Non-Managing Member, with or without notice to all the Non-Managing Members; provided, however, that prior to declaring such Additional Redemption Date, the Managing Member will consult with counsel to the Fund to ensure that the additional redemption will not cause the Fund to be taxable as a corporation.

          If outstanding redemption requests from all Non-Managing Members with respect to any Redemption Date (an "Initial Holdover Redemption Date") (including, without limitation, any Held Over Units (as defined below)) would result in redemption proceeds in excess of the Maximum Redemption Amount (as defined below), the Managing Member shall be entitled in its sole discretion to refuse to redeem Units requested for redemption that would have resulted in redemption proceeds in an amount equal to or less than such excess. The "Maximum Redemption Amount," with respect to any Redemption Date, means 25% of the aggregate NAV, determined as of the time immediately prior to such Redemption Date, of all of the Units outstanding immediately prior to such Redemption Date. If the Managing Member refuses to redeem Units as set forth above, the requests for redemption on such Initial Holdover Redemption Date by Non-Managing Members shall be reduced ratably, and the requested Units not so redeemed (the "Held Over Units") shall be redeemed on subsequent Redemption Dates subject to the Maximum Redemption Amount calculation for such subsequent Redemption Date and the Managing Member's rights to refuse redemptions in connection therewith, provided that Held Over Units shall be redeemed in priority to any subsequently received redemption requests.

          Units of a particular series will be redeemed at a per Unit price (the "Redemption Price") based upon the NAV of such series as of the close of business on the day (a "Valuation Date") immediately preceding any applicable Redemption Date or Additional Redemption Date (taking into account the allocation of any Net Capital Appreciation or Net Capital Depreciation for the Accounting Period then ending), after reduction for any management fee and Incentive Allocation (calculated as if the applicable Valuation Date was the last day of the fiscal year) and other liabilities of the Company to the extent accrued or otherwise attributable to the Units being redeemed. If a redeeming Non-Managing Member owns Units of more than one series, unless otherwise specified by such Non-Managing Member, Units will be redeemed on a "first in-first out" basis for purposes of determining the Redemption Price. Accordingly, Units of the earliest issued series owned by the Non-Managing Member will be redeemed first, at the Redemption Price for Units of such series, until such Non-Managing Member no longer owns any Units attributable to such series. The Company will endeavor to pay the redemption proceeds (calculated on the basis of estimated, unaudited data), valued as of the close of business on the day immediately preceding the Redemption Date, within 45 days following the applicable Redemption Date, without interest.

          In the event the Company is unable, in the Managing Member's sole discretion, to withdraw sufficient funds to make payments to Non-Managing Members in connection with a partial or full redemption of Units as set forth above or where the disposal of part or all of the Company's assets to meet such requests would be prejudicial to the non-redeeming Non-Managing Members, then the Company will, in the Managing Member's sole discretion, suspend making such payments until the earliest possible date when it is able to do so. In the event redemptions are limited rather than suspended, payment of proceeds will be made pro rata with respect to each Non-Managing Member requesting such redemption based upon the amount such Non-Managing Member is requesting to redeem.

          If at any time after a redemption of Units (including in connection with any withdrawal of a Member from the Company) the Managing Member determines, in its sole discretion, that the amount paid to such Non-Managing Member or former Non-Managing Member pursuant to such redemption was materially incorrect (including because the NAV at which the Non-Managing Member or former Non-Managing Member purchased such Units was materially incorrect), the Company will pay to such Non-Managing Member or former Non-Managing Member any additional amount that it determines such Non-Managing Member or former Non-Managing Member would have been entitled to receive had the redemption been effected at the correct NAV, or, in its sole discretion, seek payment from such Non-Managing Member or former Non-Managing Member of (and such Non-Managing Member or former Non-Managing Member shall be required to pay) the amount of any excess payment that the Managing Member determines such Non-Managing Member or former Non-Managing Member received, in each case without interest.

          The Managing Member is hereby authorized, in its sole discretion, to require the mandatory redemption of the Units held by any Non-Managing Member and the withdrawal of such Non-Managing Member from the Company at any time and for any reason, with or without cause, in its sole discretion. Redemptions or withdrawals pursuant to this paragraph may be effected as of the date on which notice thereof is sent to the Non-Managing Member. Payment upon any such redemption shall be made in accordance with the provisions of this Section 9.02.

          After redemption, Units shall no longer be deemed to remain outstanding or issued.

          Section 9.03 Limitations on Redemptions. The Managing Member may, in its sole discretion, suspend redemptions, at any time prior to the effective date of the redemption, and notwithstanding the fact that a timely redemption request has previously been made, for the whole, or any part, of any of the following periods: (i) during the closure of the principal stock exchanges or other markets on which any substantial portion of the Company's direct or indirect investments, in the opinion of the Managing Member, is quoted or dealt in other than for ordinary holidays, or the restriction of suspension of dealings therein; (ii) during the existence of any state of affairs which, in the opinion of the Managing Member, constitutes an emergency as a result of which the determination of the price, value or disposition of the Company's direct or indirect investments would be impractical or prejudicial to Members; (iii) during which redemptions would, in the opinion of the Managing Member, result in a violation of applicable law; (iv) during any breakdown in the means of communication or computation normally employed in determining the price or value of any of the investments of the Company or the current price or values on any stock exchange in respect of assets of the Company; (v) during the occurrence of any period when the Company is unable to withdraw sufficient funds from investment funds or Portfolio Companies or otherwise to meet redemption requests or in circumstances when the disposal of part or all of the Company's assets to meet such redemption requests would be prejudicial to Members; (vi) during which any transfer of funds involved in the realization or acquisition of investments or payments due on redemption of Units cannot, in the opinion of the Managing Member, be effected at advantageous rates of exchange; and (vii) during any period in which any investment fund or Portfolio Company in which the Company has invested has suspended redemptions or the calculation of its net asset value. Postponed redemptions shall be effected on the first day of the month immediately following the termination of the suspension. Any part of a redemption request that is postponed shall take precedence over later-received redemption requests until the postponed request or requests have been satisfied in full. Non-Managing Members shall be given notice in writing of the suspension of redemptions and the termination of any such suspension. Units shall be held by the Non-Managing Member during the suspension period as if no redemption request had been made.

                                 ARTICLE X

                         Special Power of Attorney

          Each Non-Managing Member by his execution of this Agreement does hereby irrevocably constitute and appoint the Managing Member and any successor managing member, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record on his behalf in the appropriate public offices and publish: (i) the Agreement and the Certificate of Formation, and any amendments thereto; (ii) all instruments which the Managing Member deems necessary or appropriate to reflect any amendment, change, or modification of the Company in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) customer agreements with the Company's broker(s). The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity or death of a Non-Managing Member. Each Non-Managing Member hereby agrees to be bound by any representation made by the Managing Member and by any successor thereto, acting in good faith pursuant to such Power of Attorney, and each Non-Managing Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member and any successor thereto, taken in good faith under such Power of Attorney. Each Non-Managing Member agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the power of attorney granted in this
Article 10, this Agreement shall control.

                                ARTICLE XI

                           Withdrawal of a Member

          Section 11.01 Withdrawal of a Managing Member. The Company shall terminate and be dissolved upon the withdrawal, insolvency or dissolution of the Managing Member (unless the Company is continued pursuant to the terms of Section 11.03). The Managing Member may withdraw from the Company, without any breach of this Agreement, at any time upon thirty (30) days' prior written notice to each Non-Managing Member.

          Section 11.02 Withdrawal of a Non-Managing Member. The withdrawal, death, incompetency, insolvency, or dissolution of a Non-Managing Member shall not dissolve or terminate the Company, and such Non-Managing Member, his estate, custodian, or personal representative shall not have the right to withdraw or value such Non-Managing Member's interest in the Company except as provided in Section 9.02. Each Non-Managing Member expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Company and any right to an audit or examination of the books and records of the Company.

          Section 11.03 Replacement of the Managing Member. Upon the withdrawal, insolvency or dissolution of the Managing Member, the Company shall be wound up and terminated, unless the Non-Managing Members having at least 66-2/3% of the Units agree in writing to continue the business of the Company and to the appointment of one or more new managing members.

                                ARTICLE XII

                No Personal Liability for Return of Capital

          The Managing Member shall not be personally liable for the return or repayment of all or any portion of the capital contribution or profits of any Member, it being expressly agreed that any such return of capital contribution or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the Managing Member) of the Company.

                               ARTICLE XIII

                              Indemnification

          The Company shall indemnify and hold harmless the Managing Member and its affiliates from and against any lost, liability, damage, cost or expense (including legal or investigatory fees and expenses) and any amounts paid in settlement thereof resulting from or relating to their actions or omissions concerning the business or activities undertaken on behalf of the Company; provided, that the actions or omissions of such person which were the subject of the demand, claim or lawsuit did not constitute gross negligence, misconduct or breach of any fiduciary obligation to the Company; provided further that such actions or omissions were done in good faith and in manner reasonably believed to be in, or not opposed to, the best interests of the Company; provided further, that affiliates of the Managing Member shall be entitled to indemnity only for losses incurred by such affiliates in performing the duties of the Managing Member and acting wholly within the scope of the authority of the Managing Member; and provided further, that this indemnity shall not apply to liabilities, settlements (including any settlement relating to any suit, action or proceeding) or other costs arising from any violation or alleged violation of federal or state securities laws, nor shall this indemnity apply to any liabilities or settlements with respect to which indemnification would be in violation of Section 14.402(B)(13)(i)(x) of the Code of Massachusetts Regulations. As used in this Article 13, the term "Managing Member" shall include the Managing Member, its affiliates and their respective officers, directors, managing members, partners, stockholders, members, employees and each person, if any, who owns or controls 10% or more of the outstanding voting securities of the Managing Member. In any action brought by a Non-Managing Member in the right of the Company to which the Managing Member or any other person indemnified pursuant to the foregoing are party defendants, any such person will be indemnified by the Company only to the extent and subject to the conditions specified in the Act.

          The Company shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

                                ARTICLE XIV

                            Amendments; Meetings

          Section 14.01 Amendments. If at any time during the term of the Company the Managing Member deems it necessary or desirable to amend this Agreement, the Managing Member may proceed to do so without the consent of the Non-Managing Members. The Managing Member shall be required to notify the Non-Managing Members prior to taking any such action and declare a special redemption date as described in the Memorandum for those Non-Managing Members who do not wish to remain as Non-Managing Members under the terms and conditions set forth in this Agreement as amended by the Managing Member, provided that the Managing Member may make any amendment to this Agreement it deems necessary or desirable in its sole discretion without notice or provision of any redemption right to the Non-Managing Members if such amendment would not have a material adverse effect on the Non-Managing Members. Notwithstanding the foregoing, the Managing Member may amend, delete or waive the provisions of Section 4.02(a) in accordance with Section 4.02(a)(v) without the consent of or notice to the Non-Managing Members.

          Section 14.02 Meetings. Upon receipt of a written request, signed by Non-Managing Members owning at least 25% of each class of Units (excluding any Units held by the Managing Member or any of its principals of affiliates), that a meeting of the Company be called to vote upon any matter on which the Non-Managing Members may vote pursuant to this Agreement, the Managing Member shall, by written notice to each Non-Managing Member of record mailed within 15 days after such receipt, call a meeting of the Company. Such a meeting shall be held at least 30 but no more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for and the purpose of such meeting. The Managing Member may call a meeting of the Company at any time, subject to the foregoing requirements relating to notice. The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Company or soliciting consents in writing, including, without limitation, the determination of the persons entitled to vote, the existence of a quorum, the conduct or voting, the validity and effect of proxies and the determination of controversies.

                                ARTICLE XV

                         Access to Company Records

          Non-Managing Members, or their duly authorized representatives, may inspect the Company books and records to the extent required by the CFTC regulations or other applicable laws during normal business hours upon at least ten (10) days prior written notice to the Managing Member. The books and records of the Company may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that such books or records are convertible into clearly legible written form within a reasonable period of time.

                                ARTICLE XVI

                               Governing Law

          The validity and construction of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                               ARTICLE XVII

                               Miscellaneous

          Section 17.01 Priority Among Non-Managing Members. Except as otherwise may be specifically set forth in this Agreement, no Non-Managing Member shall be entitled to any priority or preference over any other Non-Managing Member in regard to the affairs of the Company.

          Section 17.02 Each Interest in the Company is a Security. The parties expressly agree that each interest in the Company, including without limitation the Units and the interests of the Managing Member in the Company, is a security governed by Article 8 of the Uniform Commercial Code of the State of Delaware, and the Company, each Member and any other parties hereto expressly agree that (i) this establishes the terms of the interests in the Company, and (ii) interests in the Company shall not be represented or evidenced by certificates.

          Section 17.03 Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, then, upon the deposit of such notice in the United States mail. Requests for redemption and notices of assignment, transfer, or pledge of Units shall be effective upon timely receipt by the Managing Member. Reports by the Managing Member to the Non-Managing Members shall be in writing and shall be sent by first class mail to the last known address of each Non-Managing Member.

          Section 17.04 Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors, permitted assigns, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Member hereunder, the Company and the Managing Member may rely upon the Company records as to who are Members, and all Members agree that their rights shall be determined and that they shall be bound hereby.

          Section 17.05 Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGING MEMBER:

GOLDMAN SACHS HEDGE FUND STRATEGIES LLC


By:  /s/ Tobin V. Levy
    ----------------------------------
    Name: Tobin V. Levy
    Title: Director


NON-MANAGING MEMBERS:

By:   GOLDMAN SACHS HEDGE FUND STRATEGIES LLC,
      on behalf of each Member as attorney-in-fact


By:  /s/ Tobin V. Levy
    ----------------------------------
    Name: Tobin V. Levy
    Title: Director